Exhibit 99.2

For Immediate Release                CONTACTS:

Investors/Media:	Media:	Investors:
Blaine Davis	Heather Zoumas Lubeski	Jonathan Neely
+353-1-669-6635	(484) 216-6829	(484) 216-6645
(484) 219-7158

Endo appoints Shane M. Cooke to Board of Directors

Dublin, July 30, 2014 – Endo International plc (NASDAQ: ENDP) (TSX: ENL) today announced the appointment of Shane M. Cooke to the company’s board of directors. Mr. Cooke, an international business leader with more than 25 years of experience, currently serves as president of Alkermes plc based in Dublin, Ireland. Mr. Cooke has also been appointed to Endo’s Audit and Transactions Committee

“I am excited to welcome Shane to our board of directors,” said Roger Kimmel, chairman of the board of Endo. “He brings exceptional experience in the areas of finance, biotechnology as well as pharmaceutical operations. Our board is looking forward to the perspective Shane will provide related to our strategy and business operations as we continue to focus on delivering value for our customers and shareholders.”

Mr. Cooke joined Alkermes as president upon completion of the merger between Elan Drug Technologies (EDT) and Alkermes, Inc. in September 2011. Previously, he was head of EDT and executive vice president of Elan from 2007 through the merger in 2011 and concurrently served as chief financial officer of Elan Corporation from 2001 to May 2011. Mr. Cooke was appointed director of Elan in May 2005. Prior to joining Elan, he was chief executive of Pembroke Capital Limited, an aviation leasing company of which he was a founder. Mr. Cooke also previously held a number of senior positions in finance in the banking and aviation industries.

Mr. Cooke is a chartered accountant and a graduate of University College Dublin, Ireland. He currently serves on the board of directors of Prothena Corporation plc,.

About Endo International plc
Endo International plc is a global specialty healthcare company focused on improving patients’ lives while creating shareholder value. Endo develops, manufactures, markets, and distributes quality branded pharmaceutical, generic and device products through its operating companies. Endo has global headquarters in Dublin, Ireland, and U.S. headquarters in Malvern, PA. Learn more at www.endo.com.

Safe Harbor Statement

Exhibit 99.2

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Canadian securities legislation. Statements including words such as "believes," "expects," "anticipates," "intends," "estimates," "plan," "will," "may," "look forward," "intend," "guidance," "future" are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Although Endo believes that these forward-looking statements and information are based upon reasonable assumptions and expectations, readers should not place undue reliance on them, or any other forward looking statements or information in this news release. Investors should note that many factors, as more fully described in the documents filed by Endo with securities regulators in the United States and Canada including under the caption "Risk Factors" in Endo Health Solutions Inc.'s ("EHSI") Form 10-K, and Endo's Form 10-Q and Form 8-K filings, as applicable, with the Securities and Exchange Commission and with securities regulators in Canada on the System for Electronic Document Analysis and Retrieval ("SEDAR") and as otherwise enumerated herein or therein, could affect Endo's future financial results and could cause Endo's actual results to differ materially from those expressed in forward-looking statements contained in EHSI's Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. Endo assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities law.

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